EXHIBIT 99.1



                                                   FOR IMMEDIATE RELEASE






    SAFEGUARD SCIENTIFICS TO RAISE $100 MILLION IN A PRIVATE PLACEMENT

    Wayne, PA, February 1, 1996 - Safeguard Scientifics, Inc. (NYSE:SFE), a New York Stock Exchange listed strategic information systems company, announced today that it agreed to sell in a private placement $100,000,000 in 6% Convertible Subordinated Notes due February 1, 2006, (the "Notes"). The transaction is subject to standard closing conditions. The Notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.